Exhibit 10.20

UNISYS CORPORATION

2007 LONG-TERM INCENTIVE AND EQUITY COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2009)

SECTION 1. PURPOSE; DEFINITIONS

The purpose of the Plan is to support the Company’s ongoing efforts to attract, retain and develop exceptional talent and enable the Company to provide incentives directly linked to the Company’s short and long-term objectives and to increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

a. “AFFILIATE” means an entity which is not a Subsidiary, but in which the Company has an equity interest.

b. “ANNUAL INCENTIVE AWARD” means an Incentive Award made pursuant to Section 10 with a Performance Cycle of one year or less.

c. “AWARDS” mean grants under the Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Share or Other Stock-Based Awards.

d. “BENEFICIARY” means the individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights and obligations of the Participant under the Plan and Award agreement upon the Participant’s death.

e. “BOARD” means the Board of Directors of the Company.

f. “CODE” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

g. “COMMISSION” means the Securities and Exchange Commission or any successor agency.

h. “COMMITTEE” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

i. “COMMON STOCK” or “STOCK” means the common stock of the Company, par value $0.01 per share.

j. “COMPANY” means Unisys Corporation or any successor thereto.

k. “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

l. “FAIR MARKET VALUE” means, on any date, the closing sales price of a share of Stock as reported on the New York Stock Exchange for that day, but not later than the earlier of the official close of the New York Stock Exchange or 4:00 p.m., U.S. Eastern Standard Time or Eastern Daylight Time, as the case may be.

m. “INCENTIVE AWARD” means any Award made pursuant to Section 10 that is either an Annual Incentive Award or a Long-Term Incentive Award.

n. “INCENTIVE STOCK OPTION” means any Stock Option that complies with Section 422 of the Code.

o. “LONG-TERM INCENTIVE AWARD” means an Incentive Award made pursuant to Section 10 with a Performance Cycle of more than one year.

p. “NONQUALIFIED STOCK OPTION” means any Stock Option that is not an Incentive Stock Option.

q. “NORMAL RETIREMENT DATE” means the date on which the Participant is eligible to retire with unreduced benefits under a defined benefit pension plan or arrangement of the Company or one of its Subsidiaries or Affiliates or, in the event that the Participant is not a member of such a plan or arrangement, the date on which the Participant attains age 65.

r. “OTHER STOCK-BASED AWARD” means an Award made pursuant to Section 9.

s. “PARTICIPANT” shall mean an eligible employee or non-employee director who has been selected to receive an Award under the Plan in accordance with Section 3.

t. “PERFORMANCE CYCLE” means the period selected by the Committee during which the performance of the Company or any Subsidiary, Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

u. “PERFORMANCE GOALS” mean the objectives for the Company or any Subsidiary, Affiliate or any unit, division or geographic region thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards made under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code will be based on one or more of the following criteria: earnings per share; total shareholder return; operating income; net income; cash flow; free cash flow; return on equity; return on capital; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; debt-to-capital ratio; stockholders’ equity per share; operating income as a percent of revenue; gross profit as a percent of revenue; selling, general and administrative expenses as a percent of revenue; operating cash flow; pre-tax profit; orders; revenue; customer value; or any of the foregoing criteria adjusted in a manner prescribed within the time permitted under Section 162(m) of the Code by the Committee (i) to exclude one or more specified components of the calculation thereof or (ii) to include one or more other specified items, including, but not limited to, exclusions under subsection (i) or inclusions under subsection (ii) designed to reflect changes during the Performance Cycle in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

v. “PLAN” means the Unisys Corporation 2007 Long-Term Incentive and Equity Compensation Plan, as set forth herein and as may be amended from time to time.

w. “RESTRICTED PERIOD” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

x. “RESTRICTED SHARE” means an Award of shares of Stock pursuant to Section 8.

y. “SPREAD VALUE” means, with respect to a share of Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

z. “STOCK APPRECIATION RIGHT” or “SAR” means a right granted pursuant to Section 7.

aa. “STOCK OPTION” means an option granted pursuant to Section 6.

bb. “SUBSIDIARY” shall have the meaning set forth in Section 424(f) of the Code.

cc. “TERMINATION OF EMPLOYMENT” means the voluntary or involuntary termination of a Participant’s employment with the Company or a Subsidiary or Affiliate (or, in the case of a non-employee director, termination of service on the Board) for any reason, including death, disability, retirement or as a result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries or Affiliates. The Committee, in its sole discretion, shall determine whether a Termination of Employment is a result of disability, and shall determine whether military or other government or eleemosynary service constitutes a Termination of Employment. To the extent necessary, “Termination of Employment” will be limited to those circumstances that constitute a “separation from service” within the meaning of Section 409A of the Code.

In addition, the terms “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Stock,” “Outstanding Voting Securities” and “Person” have the meanings set forth in Section 11.

SECTION 2. ADMINISTRATION

The Plan will be administered by the Committee, which will have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan, as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures and subplans, consistent with the objectives of the Plan, as may be necessary or desirable to comply with the laws, regulations, practices and tax and accounting principles of the countries in which the Company or a Subsidiary or Affiliate may operate and/or to assure the economic viability of Awards made to individuals employed in such countries.

Subject to the terms of the Plan, the Committee will have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards, but, at the discretion of the Board, these determinations may be made subject to ratification by the Board.

The Committee may delegate its authority and power under the Plan in whole or in part to a subcommittee consisting of two or more non-employee directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee may similarly delegate its authority or power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, with respect to Participants who are not subject to Section 16 of the Exchange Act and who are not “covered employees” within the meaning of Section 162(m) of the Code.

Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award will be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Plan Participants, but subject to ratification by the Board if the Board so provides.

SECTION 3. ELIGIBLE PARTICIPANTS

Participants in the Plan shall be such employees of the Company and its Subsidiaries or Affiliates, including elected officers, and non-employee directors of the Company, that are selected by the Committee, in its sole discretion, from time to time to receive an Award under the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary and occasional. The Committee’s selection of an eligible employee to receive an Award in any year or at any time shall not require the Committee to select such employee to receive an Award in any other year or at any other time. The selection of an employee to receive one type of Award under the Plan does not require the Committee to select such employee to receive any other type of Award under the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

SECTION 4. STOCK SUBJECT TO PLAN

The number of shares of Stock authorized for issuance under the Plan will be 24.0 million shares. Any or all of the authorized shares may be issued pursuant to the exercise of Stock Options awarded under the Plan, and all such shares may be issued pursuant to the exercise of Incentive Stock Options. If any Award is cashed out or exercised or terminates or expires without a payment being made to the Participant in the form of Stock, the shares subject to such Award, if any, will again be available for issuance in connection with Awards under the Plan. Notwithstanding the foregoing, however, (a) shares of Stock tendered in payment of the exercise price of an Option, (b) shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (c) shares of Stock that are repurchased by the Company on the open market with the proceeds of the exercise of an Option, may not again be available for issuance in connection with Awards under the Plan. Also notwithstanding the foregoing, if the Spread Value of a SAR is paid in shares of Stock, the shares representing the excess, if any, of (a) the number of shares of Stock subject to the SAR over (b) the number of shares of Stock delivered in payment of the Spread Value may not again be available for issuance in connection with Awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Stock after adoption of the Plan by the Board, the aggregate number and kind of shares reserved for issuance under the Plan, the number, kind and price of shares subject to outstanding Awards and the Award limits set forth in Sections 4 and 5 shall be proportionately substituted for or adjusted to reflect such change in corporate structure, provided, however, that any such substitutions or adjustments will be consistent with the treatment of shares of Stock not subject to the Plan.

SECTION 5. AWARDS — GENERAL TERMS AND LIMITATIONS

(a) AWARDS GRANTED AT FAIR MARKET VALUE. The exercise price of a Stock Option and the grant price of an SAR may not be less than 100% of the Fair Market Value on the date of grant. In addition, to the extent that the value of an Other Stock-Based Award is based on Spread Value, the grant price for the Other Stock-Based Award may not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any Subsidiary or Affiliate of the Company is a surviving corporation, the Committee may grant Stock Options, SARs or Other Stock-Based Awards in substitution for similar awards granted under a plan of another party to the transaction and may adjust Awards under this Plan, and in such a case the exercise price or grant price of the substituted Stock Options, SARs or

Other Stock-Based Awards granted by the Company may equal or exceed 100% of the Fair Market Value on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option, stock appreciation right or other award being replaced; provided, however, that the exercise price, grant price or other adjustment does not exceed the price or adjustment permitted for the grant not to be considered a new grant in accordance with regulations under Section 409A of the Code and Section 424 of the Code for an Incentive Stock Option.

(b) ANNUAL AWARD LIMITATION. The total number of Restricted Shares and other shares of Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any Participant during any year may not exceed (i) two million shares, multiplied by (ii) the number of calendar years during which the Participant was eligible to participate in the Plan in accordance with Section 3 above, and reduced by (iii) the number of shares with respect to which the Participant has received awards of Restricted Stock, Stock Options, SARs and/or Other Stock-Based Awards under the Plan. An Annual Incentive Award paid to a Participant with respect to any Performance Cycle may not exceed $5,000,000. A Long-Term Incentive Award paid to a Participant with respect to any Performance Cycle may not exceed $3,000,000 times the number of years in the Performance Cycle.

(c) PERFORMANCE-BASED AWARDS. In the discretion of the Committee, any Award granted pursuant to the Plan may be designated as a performance-based award intended to qualify, through the application of Performance Goals over a specified Performance Cycle, as “performance-based compensation” within the meaning of Code Section 162(m).

(d) MINIMUM VESTING PERIODS. Except in the case of a new-hire Award or under such other circumstances deemed appropriate by the Committee, no Stock Option, Stock Appreciation Right, Restricted Share or Other Stock-Based Award may be granted with a vesting period of less than one year.

SECTION 6. STOCK OPTIONS

(a) STOCK OPTION AWARDS. A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. Stock Options granted under the Plan will be in the form of Incentive Stock Options or Nonqualified Stock Options. The terms and conditions of each Stock Option Award, including the Stock Option term, exercise price, applicable vesting periods and any other restrictions/conditions on exercise, will be determined in the sole discretion of the Committee and will be set forth in an Award agreement.

(b) DURATION OF STOCK OPTIONS. Stock Options will terminate after the first to occur of the following:

(1) Expiration of the Stock Option as provided in the applicable Award agreement;

(2) Termination of the Stock Option Award, as provided in Section 6(d), following the Participant’s Termination of Employment; or

(3) Ten years from the date of grant.

(c) ACCELERATION/EXTENSION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Stock Option prior to the time such Option would otherwise vest under the terms of the applicable Award agreement. In addition, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Stock Option granted under the Plan to be exercised after its termination date described in Section 6(d), but in no event later than the last day of the term of the Stock Option as set forth in the applicable Award agreement. Notwithstanding the foregoing, the Committee will not extend the exercise period of any Option to the extent that the extension would cause the Option to be considered nonqualified deferred compensation subject to the provisions of Section 409A of the Code.

(d) EXERCISE OF STOCK OPTIONS UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section 6(d) or in Section 6(c), or as otherwise expressly provided in a Participant’s Award agreement as authorized by the Committee, the right of the Participant to exercise Stock Options shall terminate upon the Participant’s Termination of Employment, regardless of whether or not the Stock Options were vested in whole or in part on the date of Termination of Employment.

(1) Disability or Normal Retirement. Upon a Participant’s Termination of Employment by reason of disability or retirement on or after his/her Normal Retirement Date, a Participant may, within five years after the Termination of Employment, exercise all or a part of his/her Stock Options that were vested upon such Termination of Employment (or which became vested at a later date pursuant to Section 6(d)(3) below). In no event, however, may any Stock Option be exercised later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

(2) Death. In the event of the death of a Participant while employed by the Company or a Subsidiary or Affiliate, or within the additional period of time from the date of Termination of Employment and prior to the termination of the Stock Option as permitted under Section 6(d)(1) or Section 6(d)(3)(B), to the extent that the right to exercise the Stock Option had vested as of the date of the Participant’s death, the right of the Participant’s Beneficiary to exercise the vested portion of the Stock Option shall expire on the earliest of (A) five years from the date of the Participant’s death, (B) five years from the date of the Participant’s Termination of Employment, (C) the last day of the term of the Stock Option as set forth in the applicable Award agreement or (D) such other date set forth in the Award agreement as authorized by the Committee.

(3) Termination of Employment at Age 55 with Five Years of Service. Notwithstanding anything in this Section 6 to the contrary, unless otherwise provided in the applicable Award agreement, if Termination of Employment occurs after the Participant has attained age 55 and completed five years of service with the Company and/or its Subsidiaries or Affiliates, (A) the Participant shall continue to vest in each of his/her Stock Options in accordance with the vesting schedules set forth in the applicable Award agreements, and (B) the Participant may exercise his/her Stock Options, to the extent that the Stock Options have vested as of the Termination of Employment or thereafter in accordance with Section 6(d)(3)(A), for a period of five years from the date of the Participant’s Termination of Employment. In no event, however, may any Stock Option be exercised later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

(e) EXERCISE PROCEDURES. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company or its designee specifying the number of shares to be purchased. This notice must be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company or its designee may accept. If authorized by the Committee, payment in full or in part may also be made (1) in the form of Stock already owned by the Participant valued at the Fair Market Value on the date the Stock Option is exercised, or (2) through a cashless exercise program authorized by the Company.

(f) INCENTIVE STOCK OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of grant, that the Stock Option is an Incentive Stock Option under Section 422 of the Code. Whenever possible, each provision of the Plan and applicable Award agreement shall be interpreted in such a manner as to entitle the Stock Option to the tax treatment afforded by Section 422 of the Code. If any provision of the Plan or any Option designated by the Committee as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (1) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (2) all other provisions of the Plan and the Award agreement shall remain in full force and effect. If any agreement covering a Stock Option designated by the Committee to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms. In no event will an Option that is not specifically designated as an Incentive Stock Option be treated as an Incentive Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS

(a) STOCK APPRECIATION RIGHTS AWARDS. A SAR represents the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of a SAR and all other applicable terms and conditions will be established by the Committee in its sole discretion and will be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to the Company, but in no event will a SAR be exercisable later than the tenth anniversary of the date on which it was granted.

SECTION 8. RESTRICTED SHARES

(a) RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of shares of Common Stock in such quantity, and on such terms, conditions and restrictions (whether based on Performance Goals, periods of service or otherwise) as the Committee shall establish in its sole discretion. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award agreement.

(1) Issuance of Restricted Shares. As soon as practicable after the date of grant of a Restricted Share Award by the Committee, the Company shall register in the books of the Company, shares of Common Stock, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the date of grant if an Award agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. At the discretion of the Company, the shares will be registered on behalf of the Participant in book entry form or will be registered in the name of the Participant with a stock certificate, appropriately legended to reference the applicable restrictions, duly issued. All shares of Common Stock covered by Awards under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Award agreement.

(2) Stockholder Rights. Beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement provided for in Section 8(a)(1), the Participant will become a stockholder of the Company with respect to all shares represented under the Award agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive any dividends (or dividend equivalents) paid on such shares; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 8.

(3) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable to the shares.

(4) Delivery of Shares Upon Vesting. Upon the expiration or earlier termination of the forfeiture period without forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(b)(2), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, a stock certificate for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law, unless the Company has made arrangements to have shares of Common Stock held at a bank or other appropriate institution in non-certified form. The appropriate number of shares shall equal the number of Restricted Shares with respect to which the restrictions have lapsed, less the number of shares of Common Stock whose Fair Market Value as of the date on which the restrictions lapse is equal to such amount as is determined by the Company to be sufficient to satisfy applicable federal, state and local withholding tax requirements. The Company shall remit in a timely manner to the appropriate taxing authorities the amount so withheld. Although the Stock certificate delivered to the Participant or the Participant’s Beneficiary will be for a net number of shares, the Participant or the Participant’s Beneficiary shall be considered, for tax purposes, to have received a number of shares of Common Stock equal to the full number of Restricted Shares with respect to which the restrictions have lapsed.

(b) TERMS OF RESTRICTED SHARES.

(1) Forfeiture of Restricted Shares. Subject to Section 8(b)(2) and Section 11, all of the Restricted Shares with respect to a Restricted Share Award shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary or an Affiliate as an employee or a non-employee director until the expiration of the forfeiture period and satisfies any other conditions set forth in the Award agreement.

(2) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award agreement under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

SECTION 9. OTHER STOCK-BASED AWARDS

(a) OTHER STOCK-BASED AWARDS. The Committee may grant Awards, other than Stock Options, SARs or Restricted Shares, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this Section 9 and all other terms and conditions applicable to the Awards will be determined by the Committee in its sole discretion and will be set forth in an applicable Award agreement.

SECTION 10. INCENTIVE AWARDS

(a) INCENTIVE AWARDS. Incentive Awards are performance-based Awards that are expressed in U.S. currency, but that may be payable in the form of cash, Stock or a combination of both. Incentive Awards may be either Annual Incentive Awards or Long-Term Incentive Awards. The target amount of the Award, the Performance Goals and applicable Performance Cycle, the form of payment and other terms and conditions applicable to an Incentive Award will be determined in the sole discretion of the Committee and will be set forth in an Award agreement. Except as otherwise specifically provided in an Award agreement, payment with respect to an Incentive Award will be made during the calendar year following the year in which the performance period to which the Incentive Award relates ends.

SECTION 11. CHANGE IN CONTROL PROVISIONS

(a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, and except to the extent expressly provided otherwise in an Award agreement, in the event of a Change in Control:

(1) Stock Options. All Stock Options outstanding as of the date the Change in Control occurs will become fully vested and will be exercisable in accordance with procedures established by the Committee. In addition, a Participant who is an elected officer of the Company and whose employment is involuntarily terminated by the Company within 60 days after a Change in Control will be permitted to surrender for cancellation within 60 days after the Change in Control any Stock Option or portion of a Stock Option to the extent not exercised and to receive a payment of shares of Stock having an aggregate Fair Market Value on the date the Participant surrenders the Stock Option equal to the excess, if any, of (A) the Change in Control Price, over (B) the exercise price of the Stock Option. The provisions of this Section 11(a)(1) will not be applicable to any Stock Options granted to a Participant if the Change in Control results from the Participant’s beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities.

(2) Stock Appreciation Rights. All SARs outstanding as of the date the Change in Control occurs will become fully vested and will be exercisable in accordance with procedures established by the Committee. The provisions of this Section 11(a)(2) will not be applicable to any SARs granted to a Participant if the Change in Control results from the Participant’s beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities.

(3) Restricted Shares. The restrictions and other conditions applicable to any Restricted Shares held by the Participant will lapse and Restricted Shares will become fully vested as of the date of the Change in Control.

(4) Incentive Awards. Any Incentive Awards relating to Performance Cycles before the Performance Cycle in which the Change in Control occurs that have been earned but not paid will become immediately payable in cash upon the Change in Control. In addition, any Incentive Award awarded to a Participant for a Performance Cycle that has not been completed at the time of the Change in Control will be deemed to be satisfied at the target level for the Performance Cycle, and payment with respect to the Incentive Award will be made in cash upon the Change in Control. Notwithstanding the foregoing, if the Committee in its sole discretion determines that any Incentive Award would be considered nonqualified deferred compensation within the meaning of Section 409A of the Code, and if the Change in Control would not be considered a “change in control” for purposes of Section 409A of the Code, then a Participant’s entitlement to payment with respect to the Incentive Award will be determined as described above in this Section 11(a)(4), but payment with respect to such Incentive Award will be made on the earlier of (A) the date originally scheduled for payment or (B) for a Participant who is a “specified employee” within the meaning of Section 409A of the Code and as designated by the Committee, the first day of the seventh month following the date of the Participant’s Termination of Employment, or, for any other Participant, the Participant’s Termination of Employment.

(5) Other Stock-Based Awards. Other Stock-Based Awards that vest solely on the basis of the passage of time will be treated in connection with a Change in Control in the same manner as are Awards of Restricted Shares, as described in Section 11(a)(3) above. Other Stock-Based Awards that vest on the basis of the satisfaction of performance criteria will be treated in connection with a Change in Control in the same manner as are Incentive Awards, as described in Section 11(a)(4) above, except that payment will be made only in shares of Stock. Notwithstanding the foregoing, if the Committee in its sole discretion determines that any Other Stock-Based Award would be considered nonqualified deferred compensation within the meaning of Section 409A of the Code, and if the Change in Control would not be considered a “change in control” for purposes of Section 409A of the Code, then a Participant’s entitlement to payment with respect to the Other Stock-Based Award will be determined as described above in this Section 11(a)(5), but payment with respect to such Other Stock-Based Award will be made on the earlier of (A) the date originally scheduled for payment or (B) for a Participant who is a “specified employee” within the meaning of Section 409A of the Code and as designated by the Committee, the first day of the seventh month following the date of the Participant’s Termination of Employment, or, for any other Participant, the Participant’s Termination of Employment.

(b) DEFINITION OF CHANGE IN CONTROL. A “Change in Control” means any of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Stock (the “Outstanding Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), provided, however, that the following acquisitions will not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (3) of this Section 11(b); or

(2) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual’s becoming a director after the effective date of the Plan whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of the corporation except to the extent that the Person owned 20% or more of the Outstanding Stock or Outstanding Securities before the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) DEFINITION OF CHANGE IN CONTROL PRICE. “Change in Control Price” means the greater of (A) the highest Fair Market Value of a share of Stock during the 60-day period ending on the date of the Change in Control, and (B) the highest price per share of Stock paid to holders of Stock in any transaction (or series of transactions)

constituting or resulting from the Change in Control, provided, however, that, in the case of Incentive Stock Options, unless the Committee otherwise provides, such price will be based only on transactions occurring on the date on which the Incentive Stock Options are cashed out.

SECTION 12. PLAN AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, or if such amendment would increase the total number of shares of Stock that may be distributed under the Plan. Except as otherwise provided under Section 4, Stock Options may not be repriced (whether through modification of the exercise price of the Stock Option after the date of grant or through an option exchange program) without the approval of the Company’s stockholders.

Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

SECTION 13. PAYMENTS AND PAYMENT DEFERRALS

Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee may determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Stock equivalents. Notwithstanding the foregoing, no action will be taken or authorized pursuant to this Section 13 to the extent that it would violate the requirements of Section 409A of the Code or cause any Stock Option or SAR to be considered to provide for the deferral of compensation within the meaning of Section 409A of the Code.

SECTION 14. DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents to the extent permitted by applicable law. The granting of rights to dividends or dividend equivalents in connection with the Award of a Stock Option or a SAR shall not be directly or indirectly contingent on the exercise of the Stock Option or SAR to the extent such rights would be considered to offset the exercise price of the Stock Option or increase the amount payable under the SAR under Section 409A of the Code. Any other grant of dividends or dividend equivalents to the extent the grant is made to a Participant who is or could be subject to Section 409A of the Code shall be made on such terms either that shall comply with the requirements of Section 409A of the Code or that are not subject to Section 409A of the Code.

SECTION 15. TRANSFERABILITY

Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards will not be transferable or assignable other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of the recipient only by the recipient.

SECTION 16. AWARD AGREEMENTS

Each Award under the Plan will be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee or otherwise provided under the Plan) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event of the recipient’s Termination of Employment. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an outstanding Award without the Award recipient’s consent.

SECTION 17. UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; however, unless the Committee otherwise determines, the structure of such trusts or other arrangements must be consistent with the “unfunded” status of the Plan.

SECTION 18. GENERAL PROVISIONS

(a) The Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan will prevent the Company or a Subsidiary or Affiliate from adopting other or additional benefit arrangements for its employees or directors.

(c) The adoption of the Plan will not confer upon any employee any right to continued employment nor will it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any employee at any time. To the extent that an employee of a Subsidiary or Affiliate receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the employee’s employer or that the employee has an employment relationship with the Company.

(d) Except as otherwise provided under Section 8(a)(4), no later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal, state, local, or foreign income or social security tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Stock, including Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Stock.

(e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

(f) The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania’s conflict of laws rules.

(g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect the remaining parts of the Plan, and the Plan will be enforced and construed as if such provision had not been included.

(h) Any reference in the Plan to a provision of the Code, the Exchange Act or other law may be interpreted by the Committee, in its discretion, to encompass any successor provision of the law.

(i) If approved by stockholders of the Company, the Plan will be effective as of April 26, 2007. The Plan as amended and restated herein is effective January 1, 2009.

(j) No Award may be granted under the Plan after April 25, 2017.